047 Putnam PA Tax Exempt Fund attachment
05/31/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53 A For year ended May 31, 2006, Putnam Management has assumed
$1,301 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A		5,578
Class B		1,110

72DD2 (000s omitted)

Class M		78

73A1 (000s omitted)

Class A		0.3443
Class B		0.2850

73A2 (000s omitted)

Class M		0.3176

74U1 (000s omitted)

Class A		15,919
Class B		3,358

74U2 (000s omitted)

Class M		252

74V1

Class A		9.01
Class B		9.00

74V2

Class M		9.02


Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.